UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2010

Date of Report (Date of earliest event reported)

Adventure Energy, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

(Address of principal executive offices)	(Zip Code)

(727) 824-2800
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 11, 2010, the Board of Directors (the “Board”) of Adventure Energy, Inc. (the “Company”) dismissed Paula Morelli, CPA P.C., its independent registered public account firm. On January 12, 2010, the accounting firm of Michael T. Studer, CPA, P.C. was engaged as the Company’s new independent registered public accounting firm. The Board approved of the dismissal of Paula Morelli, CPA P.C. and the engagement of Michael T. Studer, CPA, P.C. as its independent auditor.

During the Company’s two most recent fiscal years and through January 11, 2010, there were no disagreements with Paula Morelli, CPA P.C. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Paula Morelli, CPA P.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

Paula Morelli, CPA P.C. had been engaged as the Company’s independent registered public accounting firm since July 28, 2009 and had performed review procedures in connection with our unaudited  financial statements included in our reports on Form 10-Q for the quarterly periods ended June 30, 2009 and September 30, 2009, but never audited any of the Company’s  financial statements.

The Company has requested that Paula Morelli, CPA P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

On January 12, 2010, the Company engaged Michael T. Studer, CPA, P.C. as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement and through January 12, 2010, the Company has not consulted Michael T. Studer, CPA, P.C. regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1	Letter from Paula Morelli, CPA P.C.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVENTURE ENERGY INC.

Date: January 14, 2010	By:	/s/ Wayne Anderson
Wayne Anderson, President